UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 17, 2011

eLOYALTY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-27975	36-4304577
(Commission File Number)	(I.R.S. Employer Identification No.)

150 Field Drive, Suite 250, Lake Forest, Illinois	60045
(Address of Principal Executive Offices)	(Zip Code)

(847) 582-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 17, 2011, eLoyalty Corporation (the “Company” or “eLoyalty”) entered into an Acquisition Agreement (the “Acquisition Agreement”) with TeleTech Holdings, Inc., a Delaware corporation, and Magellan Acquisition Sub, LLC, a Colorado limited liability company and wholly-owned subsidiary of TeleTech Holdings, Inc. (collectively, “TeleTech”). Pursuant to the terms of the Acquisition Agreement, TeleTech has agreed to purchase substantially all of the assets, and assume certain of the liabilities, related to the Company’s Integrated Contact Solutions Business Unit (the “ICS Business”) and “eLoyalty” registered trademark/trade name (the “Transaction”). There are no material relationships among eLoyalty and TeleTech or any of their respective affiliates, other than with respect to the Acquisition Agreement and the related ancillary agreements.

Pursuant to the terms of the Acquisition Agreement, at the closing of the Transaction (the “Closing”), TeleTech will pay the Company an aggregate cash purchase price of $40.85 million, subject to certain adjustments set forth in the Acquisition Agreement. In addition, TeleTech will assume certain liabilities relating to the ICS Business. Of the total purchase price, $1.5 million will be funded into an escrow account to satisfy the Company’s obligations under any indemnification claims that may be made by TeleTech. The purchase price is subject to adjustment based on a Managed Services amount (generally, unearned revenue less prepaid expenses) as of the Closing, which the Company will be required to contribute to the ICS Business. The purchase price will also be adjusted to the extent the ICS Business’s working capital ratio (generally, the ratio of current assets excluding prepaid cost deferrals to current liabilities excluding unearned revenue) is greater than or less than 1.21.

The Acquisition Agreement may be terminated by either TeleTech or the Company if the Closing has not occurred by July 3, 2011 or upon the occurrence of certain customary events as set forth in the Acquisition Agreement. If the Acquisition Agreement is terminated under certain other circumstances, including a determination by the Company’s board of directors to accept an acquisition proposal it deems superior to the Transaction, the Company has agreed to pay TeleTech a termination fee of $1.5 million plus actual and documented out-of-pocket expenses in an amount up to $500,000. In addition, the Company has agreed to reimburse TeleTech for actual and documented out-of-pocket expenses in an amount up to $500,000 in the event that, among other things, the Acquisition Agreement is terminated as a result of a failure to receive stockholder approval of the Transaction. The Closing is subject to closing conditions, including, but not limited to, stockholder approval of the Transaction, the Company exceeding an $8 million EBITDA threshold for the twelve month period ended on March 31, 2011, the receipt of certain third-party consents, and certain other customary closing conditions.

The Acquisition Agreement contains customary representations and warranties, covenants and indemnification obligations of the parties thereto as set forth therein. Our liability for any claim for indemnification brought by TeleTech based upon a breach of a representation or warranty is generally limited to $2,000,000. In addition, the Company agreed that it will not compete with the Business (subject to certain exceptions) for a period of five years after the Closing, under the terms specified in the Acquisition Agreement.

In order to induce TeleTech to enter into the Acquisition Agreement, the Company’s directors, executive officers, and certain stockholders entered into voting agreements with TeleTech pursuant to which they agreed, among other things, to vote an aggregate of approximately 48.5% of the Company’s common stock and 7% Series B Convertible Preferred Stock (“Series B Stock”) held by them in favor of the Transaction and the Acquisition Agreement and against any competing proposal.

The Closing will create certain rights in favor of the holders of Series B Stock. In particular, the Company will be prohibited from paying dividends or making any other distributions (including through stock repurchases) to holders of common stock until the holders of Series B Stock have received payment of their full liquidation preference (which is currently approximately $19.4 million), or until they otherwise convert their shares of Series B Stock to common stock.

Important Additional Information Will Be Filed With the SEC

eLoyalty plans to file with the SEC and mail to its stockholders a proxy statement in connection with the proposed sale of the ICS Business and the other corporate matters described therein. The proxy statement will contain important information about eLoyalty, TeleTech, the proposed sale of the ICS Business, and the other corporate matters described therein. BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE SALE OF THE ICS BUSINESS, INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE, AND THE OTHER RELEVANT MATERIALS FILED BY eLOYALTY WITH THE SEC, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION. Investors and security holders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by eLoyalty through the web-site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the proxy statement from eLoyalty by contacting Christine R. Carsen, Vice President, Associate General Counsel, and Corporate Secretary, eLoyalty Corporation, 150 Field Drive, Suite 250, Lake Forest, Illinois 60045 or call 847-582-7106.

eLoyalty and its directors and executive officers may be deemed to be participants in the solicitation of proxies with respect to the proposed sale of the ICS Business and the other corporate matters set forth in the proxy statement. Information regarding eLoyalty’s directors and executive officers and their ownership of eLoyalty’s shares is contained in eLoyalty’s Annual Report on Form 10-K for the year ended January 1, 2011, filed March 17, 2011, and is supplemented by other public filings made, and to be made, with the SEC. A more complete description will be available in the proxy statement filed in connection with the proposed sale of the ICS Business. Investors and security holders may obtain additional information regarding the direct and indirect interests of eLoyalty and its directors and executive officers with respect to the proposed sale of the ICS Business by reading the proxy statement and other filings referred to above.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Steven C. Pollema, Vice President of the ICS Business, has entered into a Termination Agreement with the Company whereby he has acknowledged that, subject to and immediately following the Closing, his employment with the Company and his rights under the Amended and Restated Executive Employment Agreement dated May 15, 2008 (including his right thereunder to any benefits payable or accelerated upon termination of his employment) shall be terminated. The Company agreed to pay or cause to be paid to Mr. Pollema on the date of the Closing his accrued but unpaid base salary and vested benefits to which he is entitled in accordance with and under the terms of the Company’s employee benefit plans.

Item 7.01 Regulation FD Disclosure.

On March 17, 2011, eLoyalty issued a press release announcing its entry into the Acquisition Agreement. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

Safe Harbor for Forward-Looking Statements

Statements in this Current Report on Form 8-K that are not historical facts are “forward-looking statements” that are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements, which may be identified by use of words such as “plan,” “may,” “might,” “believe,” “expect,” “intend,” “could,” “would,” “should,” and other words and terms of similar meaning, involve risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. In addition to other factors and matters contained or incorporated in this document, important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements include, among other things: the occurrence of any event, change, or other circumstance that could give rise to the termination of the Acquisition Agreement; the inability to complete the transactions contemplated by the Acquisition Agreement due to the failure to satisfy the conditions to the completion of the transactions contemplated by the Acquisition Agreement, including the receipt of stockholder approval; the retention of key employees at eLoyalty as a result of the transactions contemplated by the Acquisition Agreement; the possible effect of the announcement of the Acquisition Agreement and the transactions contemplated thereby on the Company’s customer and supplier relationships, operating results, and business generally; as well as other risks detailed from time to time in the Company’s SEC filings, including those described in the “Risk Factors” section in the Company’s most recent Annual Report on Form 10-K filed with the SEC on March 17, 2011.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eLOYALTY CORPORATION

Date: March 23, 2011	By:	/S/ WILLIAM B. NOON
	Name:	William B. Noon
	Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by eLoyalty Corporation on March 17, 2011